UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2008

FIRST UNITED ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officer and Appointment of Principal Officer

On January 16, 2008, the First United Ethanol, LLC (“FUEL”) board of directors announced the departure of Mr. Anthony Flagg from his position as the Chief Executive Officer (“CEO”) of FUEL. Mr. Flagg’s departure is to be effective as of January 16, 2008.

The FUEL board of directors appointed Murray Campbell to the position of interim CEO of FUEL. Mr. Campbell’s appointment to the position of interim CEO of FUEL is to be effective as of January 16, 2008.

Mr. Campbell has been a partner in CoveyRise Plantation, a commercial hunting preserve, and Hopeful Peanut Company, a peanut buying company for the past five years. He previously served as the Georgia representative and Chairman of the National Peanut Board as well as numerous peanut industry committees. Mr. Campbell has been deeply involved in water issues in Georgia serving on several state and regional boards. Mr. Campbell has served FUEL as its chairman and as a director since its inception, and will continue to serve as chairman of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

Date January 22, 2008

/s/ Lawrence Kamp
Lawrence Kamp, Chief Financial Officer